UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	June 5, 2012

Tandy Leather Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of principal executive offices)	(Zip Code)

(817) 872-3200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on June 5, 2012.  The three proposals considered at the annual meeting were voted on as follows:

Proposal 1:  The election of nine directors for the ensuing year.  The number of votes cast for and withheld for each nominee for director is set forth below:

Nominee:	For:	Withheld:
Mark Angus	8,031,303	10,587
Shannon L. Greene	8,011,195	30,695
T. Field Lange	7,934,095	107,795
Joseph R. Mannes	7,934,345	107,545
L. Edward Martin III	7,954,065	87,825
Michael A. Nery	7,955,765	86,125
Jon Thompson	7,975,273	66,617
Wray Thompson	7,950,203	91,687
J. Bryan Wilkinson	7,955,115	86,775

Proposal 2:  Advisory vote regarding executive compensation.  The number of votes that were cast for and against this proposal are set forth below:

For:	Against:
7,548,956	75,475

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: June 8, 2012	By: /s/ Jon Thompson
Jon Thompson, Chief Executive Officer and President